Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three and Nine Months Ended
September 30, 2014

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS THIRD QUARTER
2014 RESULTS AND RAISES FULL YEAR GUIDANCE

•	Same-center NOI growth accelerated to 3.0% for the third quarter in the Total Portfolio and 3.3% in the Mall Portfolio.

•	FFO per diluted share, as adjusted, increased 5.8% to $0.55 for the third quarter 2014, over the prior-year period.

•	Average gross rent per square foot for stabilized mall leases signed in the third quarter 2014 increased 17.6% over the prior gross rent per square foot.

•	Same-center Mall occupancy increased 40 basis points to 93.3% in the third quarter 2014 from June 30, 2014.

•	Same-store sales per square foot increased 0.8% during the third quarter 2014.

CHATTANOOGA, Tenn. (October 29, 2014) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the third quarter ended September 30, 2014. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure is located at the end of this news release.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Funds from Operations ("FFO") per diluted share	$0.63	$0.56	$1.91	$1.60
FFO, as adjusted, per diluted share (1)	$0.55	$0.52	$1.61	$1.60
(1) FFO, as adjusted, for the three months ended September 30, 2014 excludes $16.8 million of gain on extinguishment of debt, net of non-cash default interest expense, related to the conveyance of Chapel Hill Mall in Akron, OH to the lender by a deed-in-lieu of foreclosure. FFO, as adjusted for the nine months ended September 30, 2014 excludes $59.4 million primarily related to gain on extinguishment of debt, net of non-cash default interest expense, related to the conveyance of Chapel Hill Mall and the foreclosure of Citadel Mall. It also excludes a partial litigation settlement of $0.8 million. FFO, as adjusted, for the three and nine months ended September 30, 2013 excludes a partial litigation settlement of $8.2 million and for the nine months ended September 30, 2013 also excludes a loss on extinguishment of debt of $9.1 million and a gain on investment of $2.4 million.

CBL's President and Chief Executive Officer Stephen Lebovitz commented, "We are pleased with the acceleration of our same-center NOI growth and lease spread results in the third quarter. Year-to-date same-center NOI growth is above the top end of our guidance range providing further confirmation of our operating expertise. Our focus on upgrading the quality of our tenant merchandising mix and redeveloping underperforming locations has directly contributed to our improved growth rate across the portfolio.

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"We are also making progress upgrading our balance sheet and lowering our cost of capital. This month we executed a 10-year, $300 million offering of senior unsecured notes at an attractive 4.6% coupon and added Mall del Norte, one of our highest productivity assets, to our unencumbered pool. Recent progress on our dispositions includes the completion of a community center sale. We will also execute a non-binding contract for the sale of an additional community center this week. CBL remains fully committed to successfully executing our strategic transformation within the two-to-three year time horizon we have established."
FFO allocable to common shareholders, as adjusted, for the third quarter 2014 was $93.0 million, or $0.55 per diluted share, compared with $87.3 million, or $0.52 per diluted share, for the third quarter 2013. FFO of the operating partnership, as adjusted, for the third quarter 2014 was $109.1 million compared with $102.5 million, for the third quarter 2013. The increase in adjusted FFO during the quarter was driven by contributions from recent openings of new development projects, increased rental rates on new and renewal leases and lower operating expenses. These improvements were partially offset by lost income from sold properties and higher net interest expense.
Net income attributable to common shareholders for the third quarter 2014 was $38.1 million, or $0.22 per diluted share, compared with net income of $23.1 million, or $0.14 per diluted share, for the third quarter 2013.
Percentage change in same-center Net Operating Income ("NOI")(1):

Three Months Ended September 30, 2014
Portfolio same-center NOI	3.0%
Mall same-center NOI	3.3%
(1) CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents and net amortization of acquired above and below market leases. NOI is for real estate properties and excludes income of the Company's subsidiary that provides maintenance, janitorial and security services.

MAJOR VARIANCES IMPACTING SAME-CENTER NOI RESULTS FOR THE QUARTER ENDED SEPTEMBER 30, 2014

•
Contributions from rent growth, including increased new and renewal lease spreads, resulted in $3.0 million of growth in minimum rent and a $2.2 million increase in tenant reimbursements compared with the prior-year period.

•	Contributions from percentage rents turned positive in the quarter, with an increase of $0.1 million.

•
Operating and maintenance and repair expenses improved by $0.8 million in the quarter primarily as a result of continued expense controls and cost saving measures. This was partially offset by an increase of $0.2 in real estate taxes.

PORTFOLIO OPERATIONAL RESULTS

Occupancy:

	As of September 30,
	2014	2013
Portfolio occupancy	93.7%	93.8%
Mall portfolio	93.5%	93.5%
Same-center stabilized malls	93.3%	93.6%
Stabilized malls	93.3%	93.4%
Non-stabilized malls	97.4%	97.1%
Associated centers	93.7%	94.6%
Community centers	97.6%	96.1%

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New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
Three Months Ended September 30, 2014
Stabilized Malls	17.6%
New leases	23.0%
Renewal leases	15.5%

Same-Store Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Twelve Months Ended September 30,
	2014	2013	% Change
Stabilized mall same-store sales per square foot	$356	$363	(1.9)%

DEVELOPMENT
On July 31st, the Company celebrated the Grand Opening of The Outlet Shoppes of the Bluegrass in Louisville (Simpsonville), KY. The 375,000-square-foot outlet center opened 100% leased or committed with more than 80 stores, including Michael Kors, Nike, Saks Fifth Avenue off 5th and The North Face.

TRANSACTIONS
During the quarter, CBL closed on the sale of Pemberton Plaza in Vicksburg, MS for $1.98 million.

FINANCING ACTIVITY
On October 1, CBL retired the $113.4 million loan secured by Mall del Norte in Laredo, TX, adding one of CBL's most productive properties to the unencumbered pool.

On October 8, CBL closed a $300 million offering of 4.60% Senior Notes Due 2024 under its existing shelf registration statement. The notes mature on October 15, 2024. Net proceeds from the offering were approximately $297.7 million, after deducting the underwriting discount and other offering expenses payable by the Operating Partnership, and were used to reduce amounts outstanding under its unsecured revolving credit facilities and for general business purposes.

BofA Merrill Lynch, J.P. Morgan, RBC Capital Markets, US Bancorp and Wells Fargo Securities served as Joint Book-Running Managers.

During the quarter, the deed for Chapel Hill Mall in Akron, OH, was accepted by the lender in lieu of a foreclosure. As a result, CBL recorded a gain on extinguishment of $18.3 million and non-cash default interest of $1.5 million during the third quarter.

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OUTLOOK AND GUIDANCE
Based on its current outlook, the Company is increasing 2014 Adjusted FFO guidance to the range of $2.24 - $2.28 per diluted share. CBL's guidance also assumes an increased same-center NOI growth range of 1.25-2.25% in 2014.
The guidance also assumes the following:

•	$2-3 million increase in annual interest expense (net of non-cash default interest)

•	$2.0 million to $4.0 million of outparcel sales

•	0-25 basis point increase in total portfolio occupancy as well as stabilized mall occupancy at year-end

•	No additional unannounced acquisition or disposition activity

•	No unannounced capital markets activity - equity or debt

	Low	High
Expected diluted earnings per common share	$0.99	$1.03
Adjust to fully converted shares from common shares	(0.14)	(0.15)
Expected earnings per diluted, fully converted common share	0.85	0.88
Depreciation and amortization	1.64	1.64
Noncontrolling interest in earnings of Operating Partnership	0.14	0.15
Impairment of real estate	0.09	0.09
Expected FFO per diluted, fully converted common share	$2.72	$2.76
Net gain on debt extinguishment and litigation settlement (1)	(0.48)	(0.48)
Expected adjusted FFO per diluted, fully converted common share	$2.24	$2.28
(1) CBL anticipates receiving a $6.2 million partial insurance settlement in the fourth quarter 2014. This settlement is excluded from adjusted FFO.

INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Thursday, October 30, 2014, to discuss its third quarter results. The number to call for this interactive teleconference is (800) 736-4594 or (212) 231-2902. A replay of the conference call will be available through November 6, 2014, by dialing (800) 633-8284 or (402) 977-9140 and entering the confirmation number, 21706210. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., third quarter earnings release and supplemental information please visit our website at cblproperties.com or contact Investor Relations at 423-490-8312.

The Company will also provide an online webcast and rebroadcast of its 2014 third quarter earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, October 30, 2014 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for one year.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 148 properties, including 89 regional malls/open-air centers. The properties are located in 30 states and total 84.2 million square feet including 6.5 million square feet of non-owned shopping centers managed for third parties. Headquartered in Chattanooga, TN, CBL has regional offices in Boston (Waltham), MA, Dallas (Irving), TX, and St. Louis, MO. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO allocable to common shareholders as defined above by

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NAREIT less dividends on preferred stock. The Company’s method of calculating FFO allocable to its common shareholders may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO of its operating partnership and FFO allocable to its common shareholders, as it believes that both are useful performance measures. The Company believes FFO of its operating partnership is a useful performance measure since it conducts substantially all of its business through its operating partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the operating partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.
In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to its common shareholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its operating partnership in order to arrive at FFO of its operating partnership. The Company then applies a percentage to FFO of its operating partnership to arrive at FFO allocable to its common shareholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares and the weighted average number of operating partnership units outstanding during the period.
FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.
As described above, during third quarter 2014, the Company recognized an $18.3 million gain on the extinguishment of debt and $1.5 million of non-cash default interest expense in connection with the conveyance of Chapel Hill Mall to the lender. During first quarter 2014, the Company recognized a $42.7 million net gain on the extinguishment of debt in connection with the foreclosure of the mortgage loan encumbering Citadel Mall and the early retirement of the mortgage loan encumbering St. Clair Square. Additionally, the Company received income of $0.8 million as a partial settlement of ongoing litigation. During the three and nine month periods ended September 30, 2013, the Company recorded $2.4 million of gains on investment, $9.1 million of loss on extinguishment of debt and a partial legal settlement of $8.2 million. Considering the significance and nature of these items, the Company believes it is important to identify their impact on 2014 FFO measures for readers to have a complete understanding on the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures for 2014, excluding these items.

Same-Center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).
Similar to FFO, the Company computes NOI based on its pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.
As described above, during the three months ended September 30, 2014, the Company recognized a $16.8 million gain on the extinguishment of debt net of default interest upon the transfer of the deed for Chapel Hill Mall to the lender in lieu of foreclosure. During first quarter 2014, the Company recognized a $42.7 million net gain on the extinguishment of debt in connection with the foreclosure of the mortgage loan encumbering Citadel Mall and the early retirement of the mortgage loan encumbering St. Clair Square and received $0.8 million as a partial settlement of ongoing litigation. During the three and nine month periods ended September 30, 2013, the Company recorded $2.4 million of gain on investment, $9.1 million of loss on extinguishment of debt and a partial legal settlement of $8.2 million. Considering the significance and nature of these items, the Company believes it is important to identify their impact on 2014 FFO measures for readers to have a complete understanding on the Company's results of operations. Therefore, the Company has also presented adjusted FFO measures for 2014, excluding these items.

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Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.
Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Nine Months Ended September 30, 2014
Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
REVENUES:
Minimum rents	$169,097	$167,703	$506,005	$498,632
Percentage rents	3,060	2,797	8,490	9,847
Other rents	3,813	3,837	13,708	13,503
Tenant reimbursements	71,330	70,576	214,322	213,524
Management, development and leasing fees	3,228	3,118	9,176	9,042
Other	8,186	9,518	25,189	27,067
Total revenues	258,714	257,549	776,890	771,615
OPERATING EXPENSES:
Property operating	36,668	38,375	112,206	111,170
Depreciation and amortization	72,488	68,941	212,180	206,115
Real estate taxes	22,202	22,607	65,638	66,411
Maintenance and repairs	12,603	13,387	41,391	40,808
General and administrative	9,474	10,160	35,583	36,459
Loss on impairment	497	—	17,753	21,038
Other	7,396	6,371	21,331	21,217
Total operating expenses	161,328	159,841	506,082	503,218
Income from operations	97,386	97,708	270,808	268,397
Interest and other income	463	8,809	3,535	10,197
Interest expense	(60,214)	(56,341)	(179,997)	(173,374)
Gain (loss) on extinguishment of debt	18,282	—	60,942	(9,108)
Gain on sales of real estate assets	434	58	3,513	1,058
Gain on investment	—	—	—	2,400
Equity in earnings of unconsolidated affiliates	3,936	2,270	11,038	7,618
Income tax provision	(3,083)	(271)	(4,266)	(854)
Income from continuing operations	57,204	52,233	165,573	106,334
Operating income (loss) of discontinued operations	78	(8,346)	(480)	(5,195)
Gain on discontinued operations	(2)	290	88	1,162
Net income	57,280	44,177	165,181	102,301
Net income attributable to noncontrolling interests in:
Operating Partnership	(6,576)	(4,075)	(18,847)	(7,602)
Other consolidated subsidiaries	(1,362)	(5,778)	(3,740)	(18,338)
Net income attributable to the Company	49,342	34,324	142,594	76,361
Preferred dividends	(11,223)	(11,223)	(33,669)	(33,669)
Net income attributable to common shareholders	$38,119	$23,101	$108,925	$42,692

Basic and diluted per share data attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$0.22	$0.18	$0.64	$0.28
Discontinued operations	0.00	(0.04)	0.00	(0.02)
Net income attributable to common shareholders	$0.22	$0.14	$0.64	$0.26
Weighted-average common and potential dilutive common shares outstanding	170,262	169,906	170,242	166,048

Amounts attributable to common shareholders:
Income from continuing operations, net of preferred dividends	$38,054	$29,965	$109,259	$46,116
Discontinued operations	65	(6,864)	(334)	(3,424)
Net income attributable to common shareholders	$38,119	$23,101	$108,925	$42,692

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2014

The Company's calculation of FFO allocable to Company shareholders is as follows:
(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to common shareholders	$38,119	$23,101	$108,925	$42,692
Noncontrolling interest in income of Operating Partnership	6,576	4,075	18,847	7,602
Depreciation and amortization expense of:
Consolidated properties	72,488	68,941	212,180	206,115
Unconsolidated affiliates	10,537	9,877	30,654	29,748
Discontinued operations	—	1,634	—	6,638
Non-real estate assets	(628)	(572)	(1,825)	(1,530)
Noncontrolling interests' share of depreciation and amortization	(1,729)	(1,403)	(4,831)	(4,292)
Loss on impairment, net of tax benefit	497	5,234	18,434	26,051
Gain on depreciable property	(3)	(8)	(937)	(10)
Gain on discontinued operations, net of taxes	1	(174)	(86)	(714)
Funds from operations of the Operating Partnership	125,858	110,705	381,361	312,300
Litigation settlement	—	(8,240)	(800)	(8,240)
Gain on investment	—	—	—	(2,400)
Non cash default interest expense	1,514	—	1,514	—
(Gain) loss on extinguishment of debt	(18,282)	—	(60,942)	9,108
Funds from operations of the Operating Partnership, as adjusted	$109,090	$102,465	$321,133	$310,768

Funds from operations per diluted share	$0.63	$0.56	$1.91	$1.60

Funds from operations, as adjusted, per diluted share	$0.55	$0.52	$1.61	$1.60

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,631	199,451	199,699	195,594

Reconciliation of FFO of the Operating Partnership to FFO allocable to common shareholders:
Funds from operations of the Operating Partnership	$125,858	$110,705	$381,361	$312,300
Percentage allocable to common shareholders (1)	85.29%	85.19%	85.25%	84.89%
Funds from operations allocable to common shareholders	$107,344	$94,310	$325,110	$265,111

Funds from operations of the Operating Partnership, as adjusted	$109,090	$102,465	$321,133	$310,768
Percentage allocable to common shareholders (1)	85.29%	85.19%	85.25%	84.89%
Funds from operations allocable to common shareholders, as adjusted	$93,043	$87,290	$273,766	$263,811

(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 12.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$1,044	$887	$2,395	$3,425
Lease termination fees per share	$0.01	$—	$0.01	$0.02

Straight-line rental income	$1,201	$(2,755)	$2,484	$81
Straight-line rental income per share	$0.01	$(0.01)	$0.01	$—

Gains on outparcel sales	$316	$35	$2,461	$1,035
Gains on outparcel sales per share	$—	$—	$0.01	$0.01

Net amortization of acquired above- and below-market leases	$139	$642	$544	$1,271
Net amortization of acquired above- and below-market leases per share	$—	$—	$—	$0.01

Net amortization of debt premiums and discounts	$545	$639	$1,625	$1,715
Net amortization of debt premiums and discounts per share	$—	$—	$0.01	$0.01

Income tax provision	$(3,083)	$(271)	$(4,266)	$(854)
Income tax provision per share	$(0.02)	$—	$(0.02)	$—

Loss on impairment from continuing operations	$(497)	$—	$(17,753)	$(21,038)
Loss on impairment from continuing operations per share	$—	$—	$(0.09)	$(0.11)

Loss on impairment from discontinued operations	$—	$(5,234)	$(681)	$(5,234)
Loss on impairment from discontinued operations per share	$—	$(0.03)	$—	$(0.03)

Gain (loss) on extinguishment of debt	$18,282	$—	$60,942	$(9,108)
Gain (loss) on extinguishment of debt per share	$0.09	$—	$0.31	$(0.05)

Gain on investment	$—	$—	$—	$2,400
Gain on investment per share	$—	$—	$—	$0.01

Interest capitalized	$1,672	$1,277	$4,538	$3,206
Interest capitalized per share	$0.01	$0.01	$0.02	$0.02

Litigation settlement	$—	$8,240	$800	$8,240
Litigation settlement per share	$—	$0.04	$—	$0.04

	As of September 30,
	2014	2013
Straight-line rent receivable	$64,123	$61,640

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2014

Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Net income attributable to the Company	$49,342	$34,324	$142,594	$76,361
Adjustments:
Depreciation and amortization	72,488	68,941	212,180	206,115
Depreciation and amortization from unconsolidated affiliates	10,537	9,877	30,654	29,748
Depreciation and amortization from discontinued operations	—	1,634	—	6,638
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,729)	(1,403)	(4,831)	(4,292)
Interest expense	60,214	56,341	179,997	173,374
Interest expense from unconsolidated affiliates	9,719	9,840	28,872	29,677
Interest expense from discontinued operations	—	—	—	1
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,375)	(1,076)	(3,993)	(3,029)
Abandoned projects expense	47	140	81	141
Gain on sales of real estate assets	(434)	(58)	(3,513)	(1,058)
Gain on sales of real estate assets of unconsolidated affiliates	(698)	(11)	(698)	(11)
Gain on investment	—	—	—	(2,400)
(Gain) loss on extinguishment of debt	(18,282)	—	(60,942)	9,108
Loss on impairment	497	—	17,753	21,038
Loss on impairment from discontinued operations	—	5,234	681	5,234
Income tax provision	3,083	271	4,266	854
Lease termination fees	(1,044)	(887)	(2,395)	(3,425)
Straight-line rent and above- and below-market lease amortization	(1,340)	2,113	(3,028)	(1,352)
Net income attributable to noncontrolling interest in earnings of Operating Partnership	6,576	4,075	18,847	7,602
Gain on discontinued operations	2	(290)	(88)	(1,162)
General and administrative expenses	9,474	10,160	35,583	36,459
Management fees and non-property level revenues	(4,284)	(10,270)	(18,736)	(14,027)
Company's share of property NOI	192,793	188,955	573,284	571,594
Non-comparable NOI	(17,570)	(18,838)	(49,942)	(59,415)
Total same-center NOI (1)	$175,223	$170,117	$523,342	$512,179
Total same-center NOI percentage change	3.0%		2.2%

Malls	$160,369	$155,211	$479,020	$468,787
Associated centers	7,988	7,576	23,742	23,232
Community centers	4,928	5,539	14,585	14,615
Offices and other	1,938	1,791	5,995	5,545
Total same-center NOI (1)	$175,223	$170,117	$523,342	$512,179

Percentage Change:
Malls	3.3%		2.2%
Associated centers	5.4%		2.2%
Community centers	(11.0)%		(0.2)%
Offices and other	8.2%		8.1%
Total same-center NOI (1)	3.0%		2.2%

(1) CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles. Same-center NOI is for real estate properties and does not include the results of operations of the Company's subsidiary that provides janitorial, security and maintenance services. We include a property in our same-center pool when we own all or a portion of the property as of September 30, 2014, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending September 30, 2014. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are non-core properties, properties under major redevelopment, properties where we intend to renegotiate the terms of the debt secured by the related property and properties included in discontinued operations.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2014 and 2013

Company's Share of Consolidated and Unconsolidated Debt
(Dollars in thousands)

	As of September 30, 2014
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,788,890	$922,531	$4,711,421
Noncontrolling interests' share of consolidated debt	(89,065)	(7,109)	(96,174)
Company's share of unconsolidated affiliates' debt	673,412	89,220	762,632
Company's share of consolidated and unconsolidated debt	$4,373,237	$1,004,642	$5,377,879
Weighted average interest rate	5.44%	1.74%	4.74%

	As of September 30, 2013
	Fixed Rate	Variable Rate	Total
Consolidated debt	$3,517,089	$1,350,628	$4,867,717
Noncontrolling interests' share of consolidated debt	(67,828)	(5,684)	(73,512)
Company's share of unconsolidated affiliates' debt	655,340	138,042	793,382
Company's share of consolidated and unconsolidated debt	$4,104,601	$1,482,986	$5,587,587
Weighted average interest rate	5.52%	2.01%	4.59%

Debt-To-Total-Market Capitalization Ratio as of September 30, 2014
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and operating partnership units	199,544	$17.90	$3,571,838
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			4,198,088
Company's share of total debt			5,377,879
Total market capitalization			$9,575,967
Debt-to-total-market capitalization ratio			56.2%

(1) Stock price for common stock and operating partnership units equals the closing price of the common stock on September 30, 2014. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2014 and 2013

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
2014:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,262	170,262	170,242	170,242
Weighted average Operating Partnership units	29,369	29,369	29,457	29,457
Weighted average shares- FFO	199,631	199,631	199,699	199,699

2013:
Weighted average shares - EPS	169,906	169,906	166,048	166,048
Weighted average Operating Partnership units	29,545	29,545	29,546	29,546
Weighted average shares- FFO	199,451	199,451	195,594	195,594

Dividend Payout Ratio

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Weighted average cash dividend per share	$0.25313	$0.23838	$0.75938	$0.71540
FFO as adjusted, per diluted fully converted share	$0.55	$0.52	$1.61	$1.60
Dividend payout ratio	46.0%	45.8%	47.2%	44.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2014
Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of
	September 30, 2014	December 31, 2013
ASSETS
Real estate assets:
Land	$848,596	$858,619
Buildings and improvements	7,138,545	7,125,512
	7,987,141	7,984,131
Accumulated depreciation	(2,183,912)	(2,056,357)
	5,803,229	5,927,774
Developments in progress	151,670	139,383
Net investment in real estate assets	5,954,899	6,067,157
Cash and cash equivalents	45,071	65,500
Receivables:
Tenant, net of allowance for doubtful accounts of $2,412 and $2,379 in 2014 and 2013, respectively	79,960	79,899
Other, net of allowance for doubtful accounts of $1,158 and $1,241 in 2014 and 2013, respectively	24,412	23,343
Mortgage and other notes receivable	19,513	30,424
Investments in unconsolidated affiliates	269,964	277,146
Intangible lease assets and other assets	238,892	242,502
	$6,632,711	$6,785,971

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,711,421	$4,857,523
Accounts payable and accrued liabilities	347,382	333,875
Total liabilities	5,058,803	5,191,398
Commitments and contingencies
Redeemable noncontrolling partnership interests	34,843	34,639
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,260,669 and 170,048,144 issued and outstanding in 2014 and 2013, respectively	1,703	1,700
Additional paid-in capital	1,962,187	1,967,644
Accumulated other comprehensive income	12,805	6,325
Dividends in excess of cumulative earnings	(587,000)	(570,781)
Total shareholders' equity	1,389,720	1,404,913
Noncontrolling interests	149,345	155,021
Total equity	1,539,065	1,559,934
	$6,632,711	$6,785,971

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2014

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of
	September 30, 2014	December 31, 2013
ASSETS:
Investment in real estate assets	$2,243,113	$2,167,227
Accumulated depreciation	(603,622)	(555,174)
	1,639,491	1,612,053
Developments in progress	57,875	103,161
Net investment in real estate assets	1,697,366	1,715,214
Other assets	183,920	168,799
Total assets	$1,881,286	$1,884,013

LIABILITIES:
Mortgage and other indebtedness	$1,505,907	$1,468,422
Other liabilities	47,765	48,203
Total liabilities	1,553,672	1,516,625

OWNERS' EQUITY:
The Company	187,714	213,664
Other investors	139,900	153,724
Total owners' equity	327,614	367,388
Total liabilities and owners’ equity	$1,881,286	$1,884,013

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Total revenues	$61,781	$59,348	$185,002	$180,091
Depreciation and amortization	(19,776)	(18,889)	(57,793)	(57,158)
Operating expenses	(17,788)	(18,045)	(53,457)	(54,240)
Income from operations	24,217	22,414	73,752	68,693
Interest income	336	340	1,015	1,017
Interest expense	(18,861)	(19,150)	(56,165)	(57,861)
Gain on sales of real estate assets	1,119	21	1,119	21
Net income	$6,811	$3,625	$19,721	$11,870

	Company's Share for the Three Months Ended September 30,		Company's Share for the Nine Months Ended September 30,
	2014	2013	2014	2013

Total revenues	$32,371	$30,556	$96,389	$93,002
Depreciation and amortization	(10,537)	(9,877)	(30,654)	(29,748)
Operating expenses	(9,134)	(8,822)	(27,298)	(26,683)
Income from operations	12,700	11,857	38,437	36,571
Interest income	257	242	775	713
Interest expense	(9,719)	(9,840)	(28,872)	(29,677)
Gain on sales of real estate assets	698	11	698	11
Net income	$3,936	$2,270	$11,038	$7,618

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2014

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA) to interest because the Company believes that the EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt.

Ratio of EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
EBITDA:
Net income attributable to the Company	$49,342	$34,324	$142,594	$76,361

Adjustments:
Depreciation and amortization	72,488	68,941	212,180	206,115
Depreciation and amortization from unconsolidated affiliates	10,537	9,877	30,654	29,748
Depreciation and amortization from discontinued operations	—	1,634	—	6,638
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(1,729)	(1,403)	(4,831)	(4,292)
Interest expense	60,214	56,341	179,997	173,374
Interest expense from unconsolidated affiliates	9,719	9,840	28,872	29,677
Interest expense from discontinued operations	—	—	—	1
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,375)	(1,076)	(3,993)	(3,029)
Income and other taxes	3,394	1,823	5,897	3,326
(Gain) loss on extinguishment of debt	(18,282)	—	(60,942)	9,108
Loss on impairment	497	—	17,753	21,038
Loss on impairment from discontinued operations	—	5,234	681	5,234
Abandoned projects	47	140	81	141
Gain on investment	—	—	—	(2,400)
Net income attributable to noncontrolling interest in earnings of Operating Partnership	6,576	4,075	18,847	7,602
Gain on depreciable property	(3)	(8)	(937)	(10)
Gain on discontinued operations	2	(290)	(88)	(1,152)
Company's share of total EBITDA	$191,427	$189,452	$566,765	$557,480

Interest Expense:
Interest expense	$60,214	$56,341	$179,997	$173,374
Interest expense from unconsolidated affiliates	9,719	9,840	28,872	29,677
Interest expense from discontinued operations	—	—	—	1
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,375)	(1,076)	(3,993)	(3,029)
Company's share of total interest expense	$68,558	$65,105	$204,876	$200,023

Ratio of EBITDA to Interest Expense	2.79	2.91	2.77	2.79

Reconciliation of EBITDA to Cash Flows Provided By Operating Activities (In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Company's share of total EBITDA	$191,427	$189,452	$566,765	$557,480
Interest expense	(60,214)	(56,341)	(179,997)	(173,374)
Interest expense from discontinued operations	—	—	—	(1)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,375	1,076	3,993	3,029
Income and other taxes	(3,394)	(1,823)	(5,897)	(3,326)
Net amortization of deferred financing costs and debt premiums (discounts)	1,200	1,148	4,557	3,650
Net amortization of deferred financing costs and debt premiums (discounts) from discontinued operations	—	—	—	1
Net amortization of intangible lease assets and liabilities	268	69	535	(111)
Depreciation and interest expense from unconsolidated affiliates	(20,256)	(19,717)	(59,526)	(59,425)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	1,729	1,403	4,831	4,292
Noncontrolling interests in earnings of other consolidated subsidiaries	1,362	5,778	3,740	18,338
Gains on outparcel sales	(431)	(58)	(2,576)	(1,058)
Equity in earnings of unconsolidated affiliates	(3,936)	(2,270)	(11,038)	(7,618)
Distributions of earnings from unconsolidated affiliates	5,598	3,314	14,563	11,225
Share-based compensation expense	713	421	3,318	2,308
Provision for doubtful accounts	772	532	2,684	1,459
Change in deferred tax assets	925	(158)	1,241	1,666
Changes in operating assets and liabilities	6,080	23,534	(17,859)	(22,497)
Cash flows provided by operating activities	$123,218	$146,360	$329,334	$336,038

Supplemental Financial And Operating Information
As of September 30, 2014

Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable

Operating Properties:
Columbia Place	Columbia, SC	Sep-13		5.45%	$27,265	(a)	$27,265	$—
Mall del Norte	Laredo, TX	Dec-14		5.04%	113,400		113,400	—
The Promenade	D'lberville, MS	Dec-14	Dec-18	1.87%	48,110		—	48,110
Imperial Valley Mall	El Centro, CA	Sep-15		4.99%	50,285		50,285	—
CherryVale Mall	Rockford, IL	Oct-15		5.00%	78,811		78,811	—
Brookfield Square	Brookfield, WI	Nov-15		5.08%	88,402		88,402	—
East Towne Mall	Madison, WI	Nov-15		5.00%	67,222		67,222	—
West Towne Mall	Madison, WI	Nov-15		5.00%	94,951		94,951	—
Eastland Mall	Bloomington, IL	Dec-15		5.85%	59,400		59,400	—
Hickory Point Mall	Decatur, IL	Dec-15		5.85%	28,508		28,508	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Feb-16		5.87%	38,859		38,859	—
CoolSprings Crossing	Nashville, TN	Apr-16		4.54%	12,069	(b)	12,069	—
Gunbarrel Pointe	Chattanooga, TN	Apr-16		4.64%	10,751	(c)	10,751	—
Janesville Mall	Janesville, WI	Apr-16		8.38%	2,745		2,745	—
Stroud Mall	Stroud, PA	Apr-16		4.59%	32,291	(d)	32,291	—
York Galleria	York, PA	Apr-16		4.55%	51,566	(e)	51,566	—
Statesboro Crossing	Statesboro, GA	Jun-16	Jun-18	1.95%	11,243		—	11,243
Greenbrier Mall	Chesapeake, VA	Aug-16		5.91%	74,325		74,325	—
Hamilton Place	Chattanooga, TN	Aug-16		5.86%	102,203		102,203	—
Midland Mall	Midland, MI	Aug-16		6.10%	33,362		33,362	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Aug-16	Aug-18	2.15%	42,264		—	42,264
Chesterfield Mall	St. Louis, MO	Sep-16		5.74%	140,000		140,000	—
Dakota Square Mall	Minot, ND	Nov-16		6.23%	56,947		56,947	—
Southaven Towne Center	Southaven, MS	Jan-17		5.50%	40,254		40,254	—
Cary Towne Center	Cary, NC	Mar-17		8.50%	51,877		51,877	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	132,799		132,799	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	15,047		15,047	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	94,906		94,906	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	39,204		39,204	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	19,869		19,869	—
EastGate Crossing	Cincinnati, OH	May-17		5.66%	14,788		14,788	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	64,749		64,749	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	39,392		39,392	—
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	152,198		152,198	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	Apr-19	Apr-21	2.90%	5,948		—	5,948
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	29,238		29,238	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	50,296		50,296	—
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,755		13,755	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	76,216		76,216	—
Parkway Place	Huntsville, AL	Jul-20		6.50%	38,789		38,789	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	60,031		60,031	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	88,479		88,479	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	40,171		40,171	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,910		9,910	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	92,221		92,221	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Wausau Center	Wausau, WI	Apr-21		5.85%	18,477	18,477	—
Fayette Mall	Lexington, KY	May-21		5.42%	172,245	172,245	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	48,839	48,839	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	73,661	73,661	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	131,456	131,456	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	56,888	56,888	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	70,477	70,477	—
Arbor Place	Douglasville, GA	May-22		5.10%	117,965	117,965	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	20,691	20,691	—
Fashion Square	Saginaw, MI	Jun-22		4.95%	39,975	39,975	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	68,760	68,760	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	64,754	64,754	—
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	38,157	38,157	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	79,003	79,003	—
	SUBTOTAL				$3,436,464	$3,328,899	$107,565
Weighted average interest rate					5.42%	5.53%	2.05%

Debt Premiums (Discounts): (f)
Imperial Valley Mall	El Centro, CA	Sep-15		3.75%	$614	$614	$—
Chesterfield Mall	St. Louis, MO	Sep-16		5.96%	(531)	(531)	—
Dakota Square Mall	Minot, ND	Nov-16		5.03%	1,524	1,524	—
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		4.75%	4,462	4,462	—
Kirkwood Mall	Bismarck, ND	Apr-18		4.25%	2,069	2,069	—
	SUBTOTAL				$8,138	$8,138	$—
Weighted average interest rate					4.52%	4.52%

Total Loans On Operating Properties And Debt Premiums (Discounts)					$3,444,602	$3,337,037	$107,565
Weighted average interest rate					5.42%	5.53%	2.05%

Construction Loans:
The Outlet Shoppes at Oklahoma City Phase III	Oklahoma City, OK	Apr-19	Apr-21	2.91%	$2,146	$—	$2,146
The Outlet Shoppes at El Paso Phase II	El Paso, TX	Apr-18		2.90%	4,596	—	4,596
	SUBTOTAL				$6,742	$—	$6,742

Operating Partnership Debt:
Unsecured credit facilities:
$600,000 capacity		Nov-15	Nov-16	1.55%	$201,841	$—	$201,841
$100,000 capacity		Feb-16		1.56%	7,000	—	7,000
$600,000 capacity		Nov-16	Nov-17	1.55%	149,383	—	149,383
	SUBTOTAL				$358,224	$—	$358,224

Unsecured term loans:
$50,000 term loan		Feb-18		2.06%	$50,000	$—	$50,000
$400,000 term loan		Jul-18		1.65%	400,000	—	400,000
	SUBTOTAL				$450,000	$—	$450,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	$450,000	$450,000	$—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(4,322)	(4,322)	—
	SUBTOTAL				$445,678	$445,678	$—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Other:
ERMC note (term loan)		May-17		3.50%	$6,175	$6,175	$—

Total Consolidated Debt					$4,711,421	$3,788,890	$922,531
Weighted average interest rate					4.75%	5.49%	1.69%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	$5,840	$—	$5,840
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.15%	20,218	—	20,218
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.40%	5,379	—	5,379
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.15%	30,551	—	30,551
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	137,850	137,850	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	88,109	88,109	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	16,304	16,304	—
Fremaux Town Center Phase I	Slidell, LA	Aug-16	Aug-18	2.16%	24,466	—	24,466
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.16%	2,045	—	2,045
Governor's Square	Clarksville, TN	Sep-16		8.23%	8,638	8,638	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	11,094	11,094	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	19,852	19,852	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	6,613	6,613	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	95,400	95,400	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	2,638	2,638	—
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	53,021	53,021	—
York Town Center	York, PA	Feb-22		4.90%	17,982	17,982	—
York Town Center - Pier 1	York, PA	Feb-22		2.91%	721	—	721
West County Center	St. Louis, MO	Dec-22		3.40%	95,000	95,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	50,000	50,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	8,000	8,000	—
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	60,015	60,015	—
Coastal Grand Outparcel-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	2,896	2,896	—
	SUBTOTAL				$762,632	$673,412	$89,220

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		5.87%	$(19,429)	$(19,429)	$—
Statesboro Crossing	Statesboro, GA	50%		1.95%	(5,622)	—	(5,622)
Hamilton Place	Chattanooga, TN	10%		5.86%	(10,220)	(10,220)	—
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,505)	(1,505)	—
ERMC note (term loan)	Chattanooga, TN	50%		3.50%	(3,087)	(3,087)	—
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(16,187)	(16,187)	—
The Outlet Shoppes at Oklahoma City Phase II	Oklahoma City, OK	25%		2.90%	(1,487)	—	(1,487)
The Terrace	Chattanooga, TN	8%		7.25%	(1,100)	(1,100)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(793)	(793)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(14,222)	(14,222)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,655)	(1,655)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,751)	(19,751)	—
	SUBTOTAL				$(95,058)	$(87,949)	$(7,109)

Less Noncontrolling Interests' Share Of Debt Premiums: (f)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	$(1,116)	$(1,116)	$—

Company's Share Of Consolidated And Unconsolidated Debt					$5,377,879	$4,373,237	$1,004,642
Weighted average interest rate					4.74%	5.44%	1.74%

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable

Total Debt of Unconsolidated Affiliates:
Gulf Coast Town Center Phase III	Ft. Myers, FL	Jul-15		2.75%	$5,840	$—	$5,840
Hammock Landing Phase I	West Melbourne, FL	Nov-15	Nov-17	2.15%	40,435	—	40,435
Hammock Landing Phase II	West Melbourne, FL	Nov-15	Nov-17	2.40%	10,757	—	10,757
The Pavilion at Port Orange	Port Orange, FL	Nov-15	Nov-17	2.15%	61,102	—	61,102
Oak Park Mall	Overland Park, KS	Dec-15		5.85%	275,700	275,700	—
Triangle Town Center	Raleigh, NC	Dec-15		5.74%	176,217	176,217	—
Renaissance Center Phase I	Durham, NC	Jul-16		5.61%	32,607	32,607	—
Fremaux Town Center Phase I	Slidell, LA	Aug-16	Aug-18	2.16%	37,641	—	37,641
Fremaux Town Center Phase II	Slidell, LA	Aug-16	Aug-18	2.16%	2,045	—	2,045
Governor's Square	Clarksville, TN	Sep-16		8.23%	18,185	18,185	—
Kentucky Oaks Mall	Paducah, KY	Jan-17		5.27%	22,189	22,189	—
The Shops at Friendly Center	Greensboro, NC	Jan-17		5.90%	39,704	39,704	—
High Pointe Commons	Harrisburg, PA	May-17		5.74%	13,227	13,227	—
Gulf Coast Town Center Phase I	Ft. Myers, FL	Jul-17		5.60%	190,800	190,800	—
High Pointe Commons Phase II	Harrisburg, PA	Jul-17		6.10%	5,276	5,276	—
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	106,042	106,042	—
York Town Center	York, PA	Feb-22		4.90%	35,965	35,965	—
York Town Center - Pier 1	York, PA	Feb-22		2.91%	1,442	—	1,442
West County Center	St. Louis, MO	Dec-22		3.40%	190,000	190,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	100,000	100,000	—
Renaissance Center Phase II	Durham, NC	Apr-23		3.49%	16,000	16,000	—
Coastal Grand-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	120,030	120,030	—
Coastal Grand Outparcel-Myrtle Beach	Myrtle Beach, SC	Aug-24		4.09%	5,792	5,792	—
					$1,506,996	$1,347,734	$159,262
Weighted average interest rate					4.85%	5.17%	2.20%

(a)					Subsequent to September 30, 2014, the property was transferred to the lender in a deed-in-lieu of foreclosure in satisfaction of the non-recourse mortgage loan secured by the property.
(b)
The Company has an interest rate swap on a notional amount of $12,069, amortizing to $11,313 over the term of the swap, related to CoolSprings Crossing to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(c)
The Company has an interest rate swap on a notional amount of $10,751, amortizing to $10,083 over the term of the swap, related to Gunbarrel Pointe to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(d)
The Company has an interest rate swap on a notional amount of $32,291, amortizing to $30,276 over the term of the swap, related to Stroud Mall to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(e)
The Company has an interest rate swap on a notional amount of $51,566, amortizing to $48,337 over the term of the swap, related to York Galleria to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate. The swap terminates in April 2016.

(f)					The weighted average interest rates used for debt premiums (discounts) reflect the market interest rate in effect as of the assumption of the related debt.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2014

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2014	$140,665	$—	$—	$140,665	2.62%	5.12%
2015	467,579	231,799	—	699,378	13.00%	5.36%
2016	763,959	24,942	(29,649)	759,252	14.12%	4.55%
2017	629,051	191,745	(20,779)	800,017	14.88%	4.90%
2018	747,803	79,532	(5,622)	821,713	15.28%	3.27%
2019	79,534	—	—	79,534	1.48%	8.00%
2020	188,791	—	(1,100)	187,691	3.49%	6.35%
2021	552,097	—	(2,280)	549,817	10.22%	5.58%
2022	609,123	113,703	(15,877)	706,949	13.15%	4.72%
2023	529,003	58,000	(19,751)	567,252	10.54%	5.03%
2024	—	62,911	—	62,911	1.17%	4.09%
Face Amount of Debt	4,707,605	762,632	(95,058)	5,375,179	99.95%	4.81%
Net Premiums on Debt	3,816	—	(1,116)	2,700	0.05%	—%
Total	$4,711,421	$762,632	$(96,174)	$5,377,879	100.00%	4.81%

Based on Original Maturity Dates:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2014	$188,775	$—	$—	$188,775	3.51%	4.29%
2015	669,420	287,947	—	957,367	17.80%	4.37%
2016	765,008	51,453	(35,271)	781,190	14.53%	4.52%
2017	479,668	135,597	(20,779)	594,486	11.05%	5.99%
2018	646,186	53,021	—	699,207	13.00%	3.49%
2019	87,628	—	(1,487)	86,141	1.60%	7.61%
2020	188,791	—	(1,100)	187,691	3.49%	6.35%
2021	544,003	—	(793)	543,210	10.10%	5.61%
2022	609,123	113,703	(15,877)	706,949	13.15%	4.72%
2023	529,003	58,000	(19,751)	567,252	10.55%	5.03%
2024	—	62,911	—	62,911	1.17%	4.09%
Face Amount of Debt	4,707,605	762,632	(95,058)	5,375,179	99.95%	4.81%
Net Premiums on Debt	3,816	—	(1,116)	2,700	0.05%	—%
Total	$4,711,421	$762,632	$(96,174)	$5,377,879	100.00%	4.81%

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	<60%	50.0%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.42x
Unencumbered NOI to unsecured interest expense	>1.75x	4.47x
EBITDA to fixed charges (debt service)	>1.50x	2.20x

Senior Unsecured 5.25% Notes Compliance Ratios	Required	Actual
Total debt to total assets	< 60%	53.8%
Secured debt to total assets	< 45%	38.9%
Total unencumbered assets to unsecured debt	> 150%	233.4%
Consolidated income available for debt service to annual debt service charge	> 1.5x	3.1x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2014
Mall Portfolio Statistics

TIER 1 Sales > $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/14
			9/30/14	9/30/13	9/30/14	9/30/13
Acadiana Mall	Lafayette, LA	991,010
CoolSprings Galleria (2)	Nashville, TN	1,049,421
Cross Creek Mall	Fayetteville, NC	1,032,995
Dakota Square Mall	Minot, ND	813,111
Fayette Mall (2)	Lexington, KY	1,030,914
Friendly Center	Greensboro, NC	1,110,635
Hamilton Place	Chattanooga, TN	1,161,500
Imperial Valley Mall	El Centro, CA	825,826
Kirkwood Mall	Bismarck, ND	849,808
Mall del Norte	Laredo, TX	1,168,322
Oak Park Mall	Overland Park, KS	1,606,086
Park Plaza	Little Rock, AR	540,267
St. Clair Square	Fairview Heights, IL	1,078,499
Sunrise Mall	Brownsville, TX	750,789
The Outlet Shoppes at El Paso	El Paso, TX	378,955
West County Center	Des Peres, MO	1,207,630
West Towne Mall	Madison, WI	828,500
Total Tier 1 Malls		16,424,268	$443	$458	96.6%	96.4%	32.0%

TIER 2 Sales of $300.01 to $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/14
			09/30/14	09/30/13	9/30/14	9/30/13
Arbor Place	Douglasville, GA	1,163,364
Asheville Mall	Asheville, NC	975,444
Brookfield Square	Brookfield, WI	1,008,340
Burnsville Center	Burnsville, MN	1,042,548
CherryVale Mall	Rockford, IL	845,230
Coastal Grand - Myrtle Beach	Myrtle Beach, SC	1,038,576
East Towne Mall	Madison, WI	788,120
EastGate Mall	Cincinnati, OH	845,143
Eastland Mall	Bloomington, IL	760,915
Frontier Mall	Cheyenne, WY	525,173
Governor's Square	Clarksville, TN	731,890
Greenbrier Mall	Chesapeake, VA	896,728
Hanes Mall	Winston-Salem, NC	1,507,137
Harford Mall	Bel Air, MD	505,455
Honey Creek Mall	Terre Haute, IN	677,370
Jefferson Mall	Louisville, KY	903,159
Laurel Park Place	Livonia, MI	489,987
Layton Hills Mall	Layton, UT	636,702
Northpark Mall	Joplin, MO	955,216
Northwoods Mall	Charleston, SC	772,684

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300.01 to $375.00 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/14
			09/30/14	09/30/13	9/30/14	9/30/13
Old Hickory Mall	Jackson, TN	538,991
Parkdale Mall	Beaumont, TX	1,246,076
Parkway Place	Huntsville, AL	648,211
Post Oak Mall	College Station, TX	774,922
Richland Mall	Waco, TX	685,679
South County Center	St. Louis, MO	1,053,956
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,902
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	371,098
The Outlet Shoppes at Oklahoma City (4)	Oklahoma City, OK	376,424
The Outlet Shoppes of the Bluegrass (5)	Simpsonville, KY	374,681
Turtle Creek Mall	Hattiesburg, MS	845,945
Valley View Mall	Roanoke, VA	844,191
Volusia Mall	Daytona Beach, FL	1,065,830
Westmoreland Mall	Greensburg, PA	999,641
York Galleria	York, PA	764,710
Total Tier 2 Malls		28,900,078	$339	$344	94.1%	94.1%	45.6%

TIER 3 Sales < $300.01 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/14
			09/30/14	09/30/13	9/30/14	9/30/13
Alamance Crossing	Burlington, NC	874,585
Bonita Lakes Mall	Meridian, MS	631,962
Cary Towne Center	Cary, NC	910,200
Chesterfield Mall (2)	Chesterfield, MO	1,289,962
College Square	Morristown, TN	450,465
Fashion Square	Saginaw, MI	745,134
Foothills Mall	Maryville, TN	464,225
Hickory Point Mall	Decatur, IL	814,213
Janesville Mall	Janesville, WI	615,506
Kentucky Oaks Mall	Paducah, KY	1,028,925
Meridian Mall	Lansing, MI	949,358
Mid Rivers Mall	St. Peters, MO	1,089,126
Midland Mall	Midland, MI	468,221
Monroeville Mall	Pittsburgh, PA	1,037,337
Northgate Mall (2)	Chattanooga, TN	789,029
Pearland Town Center	Pearland, TX	644,913
Randolph Mall	Asheboro, NC	381,307
Regency Mall	Racine, WI	789,336
River Ridge Mall	Lynchburg, VA	764,243

Mall Portfolio Statistics (continued)

TIER 3 Sales < $300.01 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/14
			09/30/14	09/30/13	9/30/14	9/30/13
Stroud Mall	Stroudsburg, PA	398,146
The Lakes Mall	Muskegon, MI	588,764
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Walnut Square	Dalton, GA	495,508
Wausau Center (2)	Wausau, WI	423,768
WestGate Mall	Spartanburg, SC	954,228
Total Tier 3 Malls		17,848,398	$269	$273	89.0%	90.4%	20.1%

Total Mall Portfolio		63,172,744	$356	$363	93.5%	93.8%	97.7%

Non-Core/Lender Malls
Property	Location	Total GLA	Sales Per Square Foot for the Twelve Months Ended (1)		Mall Occupancy		% of Total Mall NOI for the Nine Months Ended 9/30/14
			09/30/14	09/30/13	9/30/14	9/30/13
Columbia Place	Columbia, SC	1,027,756
Gulf Coast Town Center	Ft. Myers, FL	1,233,459
Madison Square	Huntsville, AL	928,536
Triangle Town Center	Raleigh, NC	1,264,285
Total Non-Core/Lender Malls		4,454,036	N/A	N/A	N/A	N/A	2.3%

(1)	Represents same-store sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.
(2)
Properties are under redevelopment in 2014. The Fayette Mall redevelopment project only includes the former Sears building. Operational metrics have been excluded for Chesterfield Mall and Wausau Center, due to proposed significant redevelopment.

(3)	The Outlet Shoppes at Atlanta opened in July 2013 and is excluded from Sales Per Square Foot. It is included in Tier 2 based on a projection of 12-month sales.
(4)	The Outlet Shoppes at Oklahoma City is non-stabilized and is excluded from Sales Per Square Foot.
(5)	The Outlet Shoppes of the Bluegrass opened in July 2014 and is excluded from Sales Per Square Foot. It is included in Tier 2 based on a projection of 12-month sales.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2014

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	482,611	$35.73	$40.61	13.7%	$42.06	17.7%
Stabilized malls	441,528	37.30	42.36	13.6%	43.85	17.6%
New leases	98,698	45.55	52.90	16.1%	56.01	23.0%
Renewal leases	342,830	34.92	39.32	12.6%	40.35	15.5%

Year-to-Date:
All Property Types (1)	1,572,034	$38.19	$41.59	8.9%	$42.90	12.3%
Stabilized malls	1,416,108	39.92	43.54	9.1%	44.92	12.5%
New leases	364,561	40.21	49.04	22.0%	52.01	29.3%
Renewal leases	1,051,547	39.82	41.63	4.6%	42.47	6.7%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of September 30,
Quarter:			2014	2013
Operating portfolio:		Same-center stabilized malls	$30.74	$30.19
New leases	376,019	Stabilized malls	30.74	29.97
Renewal leases	687,830	Non-stabilized malls (4)	25.25	24.61
Development portfolio:		Associated centers	12.87	11.97
New leases	131,993	Community centers	16.09	15.76
Total leased	1,195,842	Office buildings	19.38	19.26

Year-to-Date:
Operating Portfolio:
New leases	1,037,886
Renewal leases	2,170,032
Development Portfolio:
New leases	547,294
Total leased	3,755,212

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)	Average annual base rents per square foot are based on contractual rents in effect as of September 30, 2014, including the impact of any rent concessions.

(4)
Includes The Outlet Shoppes of the Bluegrass, The Outlet Shoppes at Atlanta and The Outlet Shoppes at Oklahoma City as of September 30, 2014 and The Outlet Shoppes at Atlanta and The Outlet Shoppes at Oklahoma City as of September 30, 2013.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2014

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Nine Months Ended September 30, 2014 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2014:
New	214	556,094	8.19	$46.09	$48.81	$37.17	$8.92	24.0%	$11.64	31.3%
Renewal	537	1,536,532	4.10	38.72	39.62	36.60	2.12	5.8%	3.02	8.3%

Commencement 2014 Total	751	2,092,626	5.27	$40.68	$42.06	$36.75	$3.93	10.7%	$5.31	14.4%

Commencement 2015:
New	33	85,256	9.68	$51.34	$54.71	$40.44	$10.90	27.0%	$14.27	35.3%
Renewal	123	383,481	4.48	36.36	37.25	33.56	2.80	8.3%	3.69	11.0%

Commencement 2015 Total	156	468,737	5.58	$39.08	$40.42	$34.81	$4.27	12.3%	$5.61	16.1%

Total 2014/2015	907	2,561,363	5.32	$40.39	$41.76	$36.40	$3.99	11.0%	$5.36	14.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2014

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores		Square Feet	Percentage of Total Annualized Revenues
1	Limited Brands, LLC	156	(1)	814,358	3.21%
2	Signet Jewelers Limited	218	(2)	322,840	2.84%
3	Foot Locker, Inc.	137		574,480	2.25%
4	Ascena Retail Group, Inc.	184	(3)	921,074	2.19%
5	AE Outfitters Retail Company	82		501,968	2.02%
6	The Gap, Inc.	71		779,718	1.68%
7	Genesco Inc.	193	(4)	306,643	1.64%
8	Dick's Sporting Goods, Inc.	26	(5)	1,429,353	1.61%
9	JC Penney Company, Inc.	68	(6)	7,826,402	1.35%
10	Abercrombie & Fitch, Co.	59		395,863	1.28%
11	Aeropostale, Inc.	92		337,596	1.28%
12	Luxottica Group, S.P.A.	125	(7)	271,138	1.24%
13	Express Fashions	44		359,278	1.17%
14	Finish Line, Inc.	62		319,706	1.14%
15	Charlotte Russe Holding, Inc.	53		345,499	1.09%
16	Forever 21 Retail, Inc.	23		437,415	1.01%
17	The Buckle, Inc.	50		255,561	0.99%
18	Best Buy Co., Inc.	63	(8)	548,048	0.97%
19	Sun Capital Partners, Inc.	44	(9)	623,217	0.91%
20	New York & Company, Inc.	43		290,321	0.89%
21	Claire's Stores, Inc.	111		137,334	0.81%
22	The Children's Place Retail Stores, Inc.	62		270,839	0.80%
23	Barnes & Noble Inc.	19		579,099	0.75%
24	Cinemark	10		524,772	0.75%
25	Shoe Show, Inc.	50		576,860	0.72%
		2,045		19,749,382	34.59%

(1)	Limited Brands, LLC operates Victoria's Secret, Bath & Body Works and PINK.
(2)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Rogers Jewelers and Ultra Diamonds. In May 2014, Signet Jewelers acquired Zale Corporation which operates Zale, Peoples and Piercing Pagoda.

(3)	Ascena Retail Group, Inc. operates Justice, dressbarn, maurices, Lane Bryant and Catherines.
(4)	Genesco Inc. operates Journey's, Underground by Journey's, Hat World, Lids, Hat Zone, and Cap Factory stores.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Field & Stream and Golf Galaxy stores.
(6)	JC Penney Company, Inc. owns 32 of these stores. Of the 36 leased stores, JC Penney Company, Inc. closed three in May 2014 but remains obligated for rent under the terms of the respective leases.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.
(9)	Sun Capital Partners, Inc. operates Gordmans, Limited Stores, Fazoli's Restaurants, Smokey Bones, Johnny Rockets and Bar Louie Restaurants.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Nine Months Ended September 30, 2014

Capital Expenditures
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Tenant allowances (1)	$10,275	$14,796	$34,054	$36,410

Renovations (2)	6,130	10,488	15,441	22,421

Deferred maintenance: (3)
Parking lot and parking lot lighting	17,325	5,980	23,263	7,085
Roof repairs and replacements	1,904	2,607	3,086	5,374
Other capital expenditures	4,351	3,127	6,238	5,990
Total deferred maintenance expenditures	23,580	11,714	32,587	18,449

Total capital expenditures	$39,985	$36,998	$82,082	$77,280

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2014	2013
Quarter ended:
March 31,	$773	$461
June 30,	807	356
September 30,	770	734
December 31,		876
	$2,350	$2,427

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2014

Properties Opened During the Nine Months Ended September 30, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	374,597	$76,890	$70,918	July-14	12.0%

Mall/Outlet Center Expansions:
The Outlet Shoppes at El Paso - Phase II (4)	El Paso, TX	44,014	7,663	6,574	August-14	12.0%
The Outlet Shoppes at Oklahoma City - Phase III (4)	Oklahoma City, OK	18,182	3,713	2,496	August-14	12.8%
Parkdale Mall - shops	Beaumont, TX	6,500	1,439	1,139	September-14	10.2%
		68,696	12,815	10,209
Community Center:
Fremaux Town Center - Phase I (3)	Slidell, LA	341,002	55,777	49,549	March-14	8.3%

Community Center Expansion:
Hammock Landing - Carmike (5)	West Melbourne, FL	47,000	12,232	9,740	August-14	7.5%

Total Properties Opened		831,295	$157,714	$140,416

Redevelopment Completed During the Nine Months Ended September 30, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Mall Redevelopment:
College Square - Longhorn Steakhouse & T.J. Maxx	Morristown, TN	30,271	$3,078	$2,858	April-14	10.6%
Monroeville Mall - Dick's Sporting Goods	Pittsburgh, PA	86,000	8,649	6,430	August-14	8.6%
Northgate Mall - Burlington	Chattanooga, TN	63,000	7,554	5,373	September-14	7.4%
Total Redevelopment		179,271	$19,281	$14,661

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of September 30, 2014

Properties Under Development at September 30, 2014
(Dollars in thousands)

Property	Location	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
Parkway Plaza	Fort Oglethorpe, GA	134,045	$17,250	$8,504	Spring-15	8.6%

Community Center Expansions:
Fremaux Town Center - Phase II (3)	Slidell, LA	280,108	38,254	9,899	Fall-15	9.3%
Hammock Landing - Academy Sports (5)	West Melbourne, FL	63,092	10,158	430	Spring-15	8.8%
		343,200	48,412	10,329
Associated Center Redevelopment:
West Towne Crossing - Nordstrom Rack	Madison, WI	30,750	5,693	4,909	October-14	10.3%

Mall Redevelopment:
CoolSprings Galleria - Sears Redevelopment (5)	Nashville, TN	179,048	55,888	20,875	2015/2016	7.8%
Fayette Mall - Sears Redevelopment	Lexington, KY	114,285	72,646	42,252	Fall-14/ Spring-15	7.7%
Northgate Mall - Streetscape	Chattanooga, TN	49,084	8,989	448	Fall-14	10.5%
		342,417	137,523	63,575

Total Properties Under Development		850,412	$208,878	$87,317

Shadow Pipeline of Properties Under Development at September 30, 2014
(Dollars in thousands)
Property	Location	Total Project Square Feet	Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center (3)	Lafayette, LA	400,000	$60,000 - $65,000	Spring-16	8% - 9%

Mall Redevelopment:
Janesville Mall - JCP Redevelopment	Janesville, WI	140,000	$15,000 - $20,000	Fall-15	9% - 10%
Hickory Point Mall - JCP Redevelopment	Decatur, IL	100,000	$3,000 - $4,000	Fall-15	8% - 9%
Meridian Mall - Gordmans	Lansing, MI	50,000	$7,000 - $8,000	Summer-15	9% - 10%
		290,000	$25,000 - $32,000

Total Shadow Pipeline		690,000	$85,000 - $97,000

(1)	Total Cost is presented net of reimbursements to be received.
(2)	Cost to Date does not reflect reimbursements until they are received.
(3)	This property is a 65/35 joint venture. Total cost and cost to date are reflected at 100%.
(4)	This property is a 75/25 joint venture. Total cost and cost to date are reflected at 100%.
(5)	This property is a 50/50 joint venture. Total cost and cost to date are reflected at 100%.